Exhibit 99.1

              Escala Group Announces Management and Board Changes

    NEW YORK--(BUSINESS WIRE)--Dec. 6, 2006--Escala Group (Nasdaq:
ESCL) today announced the following executive management changes which reflect the Company's shift in focus from a worldwide diversification strategy to its core businesses in stamps, coins, arms and armor, and precious metals trading.

    Jose Miguel Herrero, who was appointed chief executive officer and president in September 2005 to develop and pursue the Company's global acquisition initiatives, will leave Escala effective December 5, 2006, to pursue other interests that better utilize his international expertise. Mr. Herrero has also resigned from the Board, effective December 5. The Board wishes to thank Mr. Herrero for his service to the Company.

    The Board of Directors has appointed Matthew M. Walsh as president and acting chief executive officer, and as a member of the Board. Mr. Walsh will continue his responsibilities as chief financial officer. Mr. Walsh joined Escala in May 2006 after serving as vice president and chief financial officer of GenTek Inc., a diversified industrial manufacturer with whom he had served in strategic and financial positions of increasing responsibility since 1996. The Company has no immediate plans to conduct a search for a permanent chief executive officer or new chief financial officer.

    The Company also announced the appointment of George Lumby and Antonio Arenas to fill the two vacancies on Escala's Board of Directors, effective December 5, 2006.

    Mr. Lumby, based in Madrid, Spain, has more than twenty years' experience in turnaround situations and mergers and acquisitions on an international level. This experience includes working as a partner at PricewaterhouseCoopers, where he served as an auditor and a mergers and acquisitions specialist. After leaving PricewaterhouseCoopers in 2003, Mr. Lumby established his own firm, which provides consulting services to companies involved in insolvency and reorganization situations. As part of his duties with Escala, Mr. Lumby will also serve on the Compensation and Nominating Committees of the Board.

    Mr. Arenas is a managing director and the chief executive officer of COALCA, S.A., a multi-faceted international conglomerate involved in the sale and distribution of consumer and pharmaceutical products, and land development in the Canary Islands and Spain. Mr. Arenas also has significant experience serving as an independent advisor with companies pursuing turnaround strategies. Recent projects include serving as the senior advisor to Papeteries de Gaves, serving as a part-time managing director of TACISA, and serving as a senior advisor and member of the board of Exclusivas Roca S.L. Mr. Arenas will also serve on the Compensation and Nominating Committees of the Board.

    At the board meeting where the two new board members were appointed, Mr. Lumby commented: "Escala has a lot of untapped potential, and we are excited to be a part of the Company's future." Mr. Arenas added, "We are both committed to looking for new ways to maximize shareholder value with Escala's comprehensive assets in stamps, coins and art and antiques."

    The Board of Directors has also appointed Carol Meltzer, General Counsel, as Executive Vice President of Escala Group. Ms. Meltzer has been associated with Escala Group and its predecessor company, Greg Manning Auctions, Inc. since 1995, principally as a consultant on legal and strategic matters.

    About Escala Group, Inc.

    Escala Group is a consolidated global collectibles network. The Company is a leading auctioneer of stamps, coins, arms, armor and militaria, and other memorabilia, targeting both collectors and dealers. Escala is also a merchant/dealer of certain collectibles and trader of precious metals. The Company's collectibles offerings span the modest to ultra high-end price spectrum. Escala conducts its operations in two business segments: collectibles and trading.

    Escala's Group Companies focused on philately are Greg Manning Auctions, Ivy & Manning Philatelic Auctions, H.R. Harmer, and Nutmeg Stamp Sales, all of North America; Corinphila Auktionen of Zurich, Switzerland and the Kohler group of auction companies of Berlin and Wiesbaden, Germany from our European division; and John Bull Stamp Auctions, Ltd, the oldest philatelic auction house in Hong Kong in our Asia division. Escala's Group Companies in its numismatics division include Teletrade, Bowers and Merena Auctions, North American Certified Trading, and Spectrum Numismatics International, one of the largest wholesalers of rare coins in the U.S. Greg Martin Auctions is in the Company's art and antiques division.

    The trading activities of Escala Group are conducted through A-Mark Precious Metals, one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace.

    SAFE HARBOR STATEMENT

    Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that may cause such differences include changes in market conditions, changes in economic environment, competitive factors and the other factors discussed in the "forward-looking information" or "risk factors" sections included in Escala Group's filings with the Securities and Exchange Commission, including Escala Group's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, prospectuses and other documents that Escala Group has filed with the Commission. In particular, any statement related to Escala Group's expected revenues or earnings or Escala Group's being well positioned for future profitability and growth are forward-looking statements.

    In addition, the Company faces substantial uncertainty as a result of recent events surrounding Afinsa. In particular, readers should note the following: (1) Since May 9, 2006, Afinsa and certain of its executives have been the subject of a criminal investigation in Spain. While the Company has not been notified that neither it nor any of its current directors, officers or employees is a target of this inquiry, there can be no assurance that the Company or such persons will not be named in the future. (2) In addition to the Audit Committee inquiry, on or about June 5, 2006, the Company received notification of a formal order of investigation from the SEC. Although the order is not confined to a particular subject matter, the Company believes that the matters being investigated relate primarily to Company's transactions with Afinsa. The SEC inquiry is continuing, and the outcome cannot be determined at this time. (3) Afinsa is currently involved in insolvency proceedings before a commercial court in Madrid. The court has appointed three trustees to oversee the operations of Afinsa. The effect of this action on the Company, approximately 67% of whose stock is owned collectively by Afinsa and its wholly owned subsidiary, Auctentia, S.L., cannot be determined at this time. (4) Central de Compras Coleccionables S.L., the Company's Spanish subsidiary, is the subject of separate customs and tax inspections in Spain. The outcome of these proceedings cannot be determined at this time. (5) As a result of the events of May 9, 2006, Escala and certain of its officers and directors have been named in eight putative class action lawsuits (now consolidated) and two derivative lawsuits (now consolidated) relating to the Company's affiliation and dealings with Afinsa. The outcome of these lawsuits cannot be determined at this time. (6) The Company is expected to incur significant expenses in connection with the SEC and Audit Committee inquiries and the class actions and derivative lawsuits. (7) The Company faces substantial business and financial risks and uncertainties as a result of the loss of Afinsa as its major customer. (8) As a result of the failure to file its 10-K for the year ended June 30, 2006 and its 10-Q for the quarter ended September 30, 2006, the Company is not in compliance with the continued listing requirements of the Nasdaq Stock Market and has received delisting determination letters from Nasdaq. A hearing was held before the Nasdaq Hearing Panel on November 16, 2006, at which time the Company requested a conditional extension to remain listed on the Nasdaq Stock Market. There can be no assurance that the Panel will grant the Company's request for an extension or, if an extension is granted by the Panel, that the Company will be able to file its requisite reports by such date. If the Company is not granted an extension of time to file its reports, or fails to file its reports prior to any additional deadline, the Company's securities would be subject to delisting.

    The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward- looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

    (ESCL)

    CONTACT: Escala Group
             Perry Hall, 212-421-9400
             Senior Vice President, Corporate & Brand Communications phall@escalgroup.com